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                            CONSENT OF

             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Summit Securities, Inc.
Spokane, Washington

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 1993, relating to the financial statements of Old Standard Life
Insurance Company, which is contained in that Prospectus.

     We also consent to the reference to us under the caption
"Experts", "Summary Financial Data" and "Selected Financial Data" in the Prospectus.



                          /s/ BDO SEIDMAN

BDO SEIDMAN


Spokane, Washington
February 3, 1995